                          HILTON HOTELS CORPORATION
               SPECIAL MEETING OF STOCKHOLDERS--NOVEMBER __, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Stephen Bollenbach and Thomas Gallagher, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock ("Hilton Common Stock") of Hilton Hotels Corporation ("Hilton") standing in the name of the undersigned on the books of Hilton at the close of business on October 20, 1998, at the Special Meeting of Stockholders to be held at _____ a.m., on November __, 1998, at the Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210, or any adjournment thereof, upon the following proposals described in the accompanying Joint Proxy Statement/Prospectus dated October __, 1998.

     THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF OR IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF EACH OF THE HILTON PROPOSALS SET FORTH BELOW.

     THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF ALL OF THE PROPOSALS LISTED ON THE REVERSE.

   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE
                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                          YOUR VOTE IS IMPORTANT!

                     YOU CAN VOTE IN ONE OF TWO WAYS:


  1. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                   OR

  2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                              PLEASE VOTE

Please mark
your votes as  / X /
indicated in
this example

1. PROPOSAL ONE: To ratify a special dividend, consisting of the distribution (the "Hilton Distribution"), to the holders of Hilton's outstanding shares of common stock, par value $2.50 per share, on a one-for-one basis, of all the outstanding shares of common stock, par value $.01 per share, and the associated stockholders' rights, of Park Place Entertainment Corporation, an indirect, wholly owned subsidiary of Hilton ("Park Place"), to be effected in accordance with the terms of a distribution agreement to be entered into between Hilton and Park Place (the "Hilton Distribution Proposal").

                  / / FOR         / / AGAINST         / / ABSTAIN

2. PROPOSAL TWO: To approve the Park Place Entertainment Corporation 1998 Stock Incentive Plan, including the grant of options pursuant thereto.

                  / / FOR         / / AGAINST         / / ABSTAIN

3. PROPOSAL THREE: To approve the Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan.

                  / / FOR         / / AGAINST         / / ABSTAIN

4. PROPOSAL FOUR: To approve an amendment and restatement of the Hilton Hotels Corporation 1996 Stock Incentive Plan, including the grant of options pursuant thereto.

                  / / FOR         / / AGAINST         / / ABSTAIN

5. PROPOSAL FIVE: To ratify the election of ten directors of Park Place specified in the accompanying Joint Proxy Statement/Prospectus, who will be divided into three classes, the initial terms of which will expire in 2000, 2001 and 2002.

                  / / FOR         / / AGAINST         / / ABSTAIN

6. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

    The effectiveness of each of the Hilton Proposals is conditional upon, among other things, the approval of all of the Hilton Proposals. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders dated __________, 1998 and the Joint Proxy Statement/Prospectus.

I plan to attend meeting     /  /

COMMENTS/ADDRESS CHANGE      /  /
Please mark this box if you
have written comments/address
change on the reverse side.

SIGNATURE(S)                                      DATED:            , 1998
             -----------------------------------         -----------

SIGNATURE IF HELD JOINTLY                         DATED:            , 1998
                         -----------------------         -----------

IMPORTANT: Please sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

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                           - VOTE BY TELEPHONE -

                        QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1: TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS:
           PRESS 1

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2: IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY PRESS 0.
           YOU WILL HEAR THESE INSTRUCTIONS.

     Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The Instructions are the same for all remaining proposals.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

          PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE


CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
1-800-840-1208 - ANYTIME
There is NO CHARGE to you for this call.